PROMISSORY NOTE

June 28, 2006

$100,000 U.S.

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to the order of PROVIDENCE SECURITIES LTD. (the “Lender”) the principal sum of One Hundred Thousand Dollars ($100,000) in lawful currency of the United States (the “Principal Sum”), together with interest thereon as herein provided.

The Principal Sum or such amount as shall remain outstanding from time to time shall earn interest (the “Interest”) at the flat rate of Five Thousand Dollars ($5,000) for the period beginning on the date of the advance of the Principal Sum, payable as provided below. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

The Principal Sum and the Interest will become due and payable on August 28, 2006.

The undersigned, when not in default hereunder, will have the privilege of prepaying in whole or in part the Principal Sum and Interest without bonus or penalty.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

ARGENTEX MINING CORPORATION

Per:      /s/ Ken Hicks

Ken Hicks, President